EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-268686) of View, Inc. of our report dated March 31, 2023 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
San Jose, California
March 31, 2023